SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

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VALIC COMPANY I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC Company I

Systematic Value Fund

2929 Allen Parkway

Houston, Texas 77019

December 23, 2019

Dear Participant:

We are writing to inform you of a recent sub-adviser change to the Broad Cap Value Income Fund (the “Fund”). The Fund is a series of VALIC Company I (“VC I”). At an in-person meeting held on July 9, 2019, the Board of Directors of VC I (the “Board”) approved the appointment of Wellington Management Company LLP (“Wellington Management”) as the sub-adviser for the Fund, pursuant to a new investment sub-advisory agreement between The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management with respect to the Fund. In connection with the appointment of Wellington Management, the Board also approved the termination of the existing investment sub-advisory agreement between VALIC and the Fund’s previous sub-adviser, Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”). Effective October 1, 2019, Wellington Management replaced Barrow as the sub-adviser to the Fund.

In connection with the appointment of Wellington Management, the Board approved a change in the Fund’s name to the “Systematic Value Fund” and certain changes to the Fund’s principal investment strategies, risks and techniques. It also approved an Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between VALIC and VC I, on behalf of the Fund. These changes and the Fee Waiver Agreement also became effective on October 1, 2019. For more information about the Fund’s investment objective, principal investment strategies, risks and techniques, please refer to the Fund’s prospectus dated October 1, 2019.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund and Wellington Management and the factors considered by the Board with respect to the approval of the new investment sub-advisory agreement.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2929 Allen Parkway

Houston, Texas 77019

Systematic Value Fund

(the “Fund”)

INFORMATION STATEMENT

REGARDING THE APPOINTMENT OF

SUB-ADVISER FOR THE FUND

You have received this Information Statement because on September 30, 2019, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to appoint Wellington Management Company LLP (“Wellington Management”) as the sub-adviser to the Fund, replacing the Fund’s previous sub-adviser, Barrow, Hanley, Mewhinney & Strauss (“Barrow”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At an in-person meeting held on July 9, 2019 (the “Meeting”), the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC” or the “Adviser”) and Wellington Management with respect to the Fund. In connection with the appointment of Wellington Management, the Board also approved the termination of the existing investment sub-advisory agreement between VALIC and the Fund’s previous sub-adviser, Barrow. Effective October 1, 2019, Wellington Management replaced Barrow as the sub-adviser to the Fund. In connection with the appointment of Wellington Management, the Board approved a change in the Fund’s name to the “Systematic Value Fund” and certain changes to the Fund’s principal investment strategies, risks and techniques. It also approved an Advisory Fee Waiver Agreement (the “Fee Waiver Agreement”) between VALIC and VC I, on behalf of the Fund. These changes and the Fee Waiver Agreement also became effective on October 1, 2019.

VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about December 23, 2019, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on September 30, 2019 (the “Record Date”) at https://www.valic.com/prospectus-and-reports/ information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at an in-person meeting held on August 5-6, 2019. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc. (“AIG”)

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as Wellington Management, who make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Advisory Agreement. For the fiscal year ended May 31, 2019, the Fund paid VALIC advisory fees, before waivers, based on its average monthly net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% Average Monthly Net Assets
$393,311	0.70%

Effective October 1, 2019, and pursuant to the Fee Waiver Agreement, VALIC is contractually obligated to waive a portion of its advisory fee with respect to the Fund so that the advisory fee rate payable by the Fund to VALIC under the Advisory Agreement is 0.40% of the Fund’s average daily net assets on the Fund’s first $250 million; 0.35% of the Fund’s average daily net assets on the Fund’s next $250 million; 0.30% of the Fund’s average daily net assets on the Fund’s next $500 million; and 0.25% of the Fund’s average daily net assets when the Fund’s assets exceed $1 billion. The Fee Waiver Agreement will continue in effect until September 30, 2020, and from year to year thereafter provided such continuance is agreed to by VALIC and approved by a majority of the Directors who are not “interested persons” of VC I or VALIC as defined under the 1940 Act, and who have no direct or indirect financial interest in the operation of the Fee Waiver Agreement.

In connection with the appointment of Wellington Management, and as set forth in the Fund’s prospectus dated October 1, 2019, the Fund’s principal investment strategies were revised to reflect that the Fund seeks to achieve its investment objective by investing primarily in equity securities of U.S. large- and mid-cap companies. Companies are determined to be large- or mid-cap based on the inclusion of their equity securities in the MSCI USA Value Index, whose constituents are companies that exhibit certain value qualities, as defined by the index providers, such as lower price-to-book ratios, dividend yields and/or lower forecasted growth values. Generally, these companies will have a market capitalization of at least $2 billion. The equity securities in which the Fund invests include common stock, preferred stock, convertible securities, rights and warrants.

Wellington Management employs a proprietary, dynamic multi-factor approach to managing the Fund’s assets that is based on quantitative and qualitative research and analysis. In selecting securities, Wellington Management seeks to allocate the Fund’s assets to equity securities that Wellington Management believes share complementary factor exposures. Factors are characteristics that are important in explaining the returns and risks of a group of securities. Among the kinds of factors that Wellington Management uses to select equity securities for the Fund are: (1) mean reversion (e.g., stocks that are inexpensive relative to their historical prices); (2) trend following (e.g., strong momentum and higher growth potential); (3) risk aversion (e.g., financially healthy, stable, and lower volatility companies); and (4) risk seeking (e.g., stocks that are typically more volatile, but may play an important role in overall portfolio diversification).

Additionally, the Fund’s principal risks were revised to include Active Trading Risk, Preferred Stock Risk, Convertible Securities Risk, Warrant Risk and Quantitative Investing Risk and to eliminate Currency Risk, Depositary Receipts Risk and Foreign Investment Risk.

The Sub-Advisory Agreement

Effective October 1, 2019, and pursuant to the Sub-Advisory Agreement, Wellington Management assumed responsibility for the day-to-day management of the Fund. Under the terms of the Sub-Advisory Agreement, and subject to the oversight and review of VALIC, Wellington Management (i) manages the investment and reinvestment of the Fund’s assets; (ii) determines in its discretion the securities and other investments to be purchased or sold; (iii) maintains a trading desk and places orders for the purchase and sale of portfolio securities (or arranges for another entity to provide a trading desk and to place orders) with brokers or dealers selected by the sub-adviser, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keeps records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (v) renders regular reports to the Board as VALIC and the Board may reasonably request.

The Subadvisory Agreement between VALIC and Wellington Management contains several material changes to the Investment Sub-Advisory Agreement between VALIC and Barrow, including, but not limited to, (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) the elimination of a provision requiring the sub-adviser to assist the Fund and its agents with respect to the valuation of Fund assets; (iv) the elimination of a provision expressly authorizing the sub-adviser to direct the Fund’s custodian to open and maintain brokerage accounts for securities and other property for and in the name of the Fund; (v) the elimination of a provision expressly authorizing the sub-adviser to instruct the custodian to pay for and deliver securities and other property; (vi) express terms relating to VALIC’s voting of proxies; (vii) the elimination of a provision requiring VALIC to perform quarterly and annual tax compliance tests and to furnish reports of such tests to the sub-adviser; (viii) terms relating to the indemnity arrangements between VALIC and the sub-adviser; and (ix) governing law.

Under the Sub-Advisory Agreement, Wellington Management is compensated by VALIC (and not the Fund) at an annual rate equal to a percentage of the advisory fees received by the Adviser from VC I, on behalf of the Fund, with respect to the average daily net assets of the Fund.

The Sub-Advisory Agreement shall continue in effect for an initial two year term beginning October 1, 2019. Thereafter, the continuance of the Sub-Advisory Agreement must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on not more than 60 days’ nor less than 30 days’ written notice. The Sub-Advisory Agreement will not result in an increase in fees to shareholders of the Fund as VALIC, and not the Fund, is responsible for all fees payable pursuant to the Sub-Advisory Agreement. The Sub-Advisory Agreement is attached to this Information Statement as Exhibit A.

For the most recent fiscal year ended May 31, 2019, VALIC received net advisory fees from the Fund in the amount of $393,311 or 0.70% of the Fund’s average daily net assets for the period. During the same period, VALIC paid sub-advisory fees to Barrow in the aggregate amount of $269,156, or 0.48% of average daily net assets, and retained $124,155 of its advisory fee. If Wellington Management had served as sub-adviser to the Fund for the fiscal year ended May 31, 2019, based on the Sub-Advisory Agreement and the Fee Waiver Agreement, VALIC would have paid $67,425 in sub-advisory fees, or 0.12% of the Fund’s average daily net assets, and waived $168,562 of its advisory fee, thus retaining $157,324, or 0.28% of average daily net assets, after payment of sub-advisory fees to Wellington Management. This amount represents a 26.72% increase in the advisory fees retained by VALIC during the 2019 fiscal year.

The sub-advisory fees paid to Wellington Management and advisory fees retained by VALIC are hypothetical and designed to help you understand the potential effects of the Sub-Advisory Agreement. The actual fees paid to Wellington Management and the actual advisory fees retained by VALIC may be different due to fluctuating asset levels and a variety of other factors.

Factors Considered by the Board

At the Meeting, the Board, including the Independent Directors, approved the Sub-Advisory Agreement between VALIC and Wellington Management with respect to the Fund. In connection with the approval of the Sub-Advisory Agreement with Wellington Management, the Board approved the termination of the existing Investment Sub-Advisory Agreement with Barrow with respect to the Fund.

In connection with the approval of the Sub-Advisory Agreement, the Board, including the Independent Directors, received materials, at the Meeting and throughout the prior year, relating to certain factors the Board considered in determining whether to approve the Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by Wellington Management; (2) the sub-advisory fees proposed to be charged in connection with Wellington Management’s management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Sub-Advisory Expense Group/Universe”); (3) the investment performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group”), and back-tested performance of a hypothetical comparable portfolio managed by Wellington Management; (4) the costs of services and the benefits potentially to be derived by Wellington Management; (5) whether the Fund will benefit from possible economies of scale from engaging Wellington Management; (6) information regarding Wellington Management’s brokerage and trading practices and compliance and regulatory history; and (7) the terms of the proposed Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board also took into account a presentation made at the Meeting by members of management as well as a presentation made by representatives from Wellington Management who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Wellington Management. The Board reviewed information provided by Wellington Management relating to its operations and personnel. The Board also noted that Wellington Management’s management of the Fund will be subject to the oversight of the VALIC and the Board, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by Wellington Management. In this regard, the Board took into account its familiarity with Wellington Management, which is a sub-adviser to other VC I funds. The Board noted that Wellington Management will (i) manage the investment and reinvestment of the Fund’s assets; (ii) determine in its discretion the securities and other investments to be purchased or sold; (iii) maintain a trading desk and place orders for the purchase and sale of portfolio securities (or arrange for another entity to provide a trading desk and to place orders) with brokers or dealers selected by Wellington Management, subject to its control, direction, and supervision, which may include affiliated brokers or dealers; (iv) keep records adequately demonstrating compliance with its obligations under the Sub-Advisory Agreement; and (v) render regular reports to the Board as VALIC and the Board may reasonably request. The Board considered Wellington Management’s history and investment experience as well as information regarding the qualifications, background and responsibilities of Wellington Management’s investment personnel who would provide services to the Fund. The Board also reviewed Wellington Management’s brokerage practices. The Board also noted that it received information on Wellington Management’s financial condition and compliance function of Wellington Management. The Board also considered Wellington Management’s risk management processes and regulatory history, including information regarding whether it was involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the sub-advisory services to be provided by Wellington Management were expected to be satisfactory and that there was a reasonable basis to conclude that Wellington Management would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board noted that the sub-advisory fee rate payable with respect to the Fund would decline as a result of the change in sub-adviser. The Board considered information received regarding the sub-advisory fees paid with respect to the Fund for sub-advisory services compared against the subadvisory fees of the funds in the Fund’s Sub-Advisory Expense Group/Universe. The Board noted that VALIC negotiated the sub-advisory fee with Wellington Management at arm’s length.

The Board also considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board also took into account that management was requesting that the Board approve the Fee Waiver Agreement between VALIC and the Fund under which VALIC will waive a portion of its management fee with respect to the Fund. Therefore, the Board considered that the appointment of Wellington Management will, therefore, result in a reduction to the management fee paid by the Fund to VALIC.

The Board considered that the proposed sub-advisory fee payable to Wellington Management is below the medians of the Fund’s Sub-Advisory Expense Group/Universe, while the current sub-advisory fee rate was above the medians of the Fund’s Sub-Advisory Expense Group/Universe, in each case based on the Fund’s assets as of May 31, 2019. The Board also considered that the sub-advisory fee rate payable to Wellington Management contains breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board also received and reviewed information prepared by an independent third-party provider of mutual fund data regarding the Fund’s investment performance compared against the Performance Group as of the period ended May 31, 2019. The Board also considered the performance of a model portfolio using a similar investment strategy as that which Wellington Management will use to manage the Fund. The Board noted that the model portfolio included hypothetical performance, the limits of which the Board noted, for periods prior when Wellington Management began running this strategy. The Board noted that such portfolio would have outperformed the Fund’s benchmark index for the three-and five-year periods ended May 31, 2019. The Board further noted that such portfolio would have outperformed both the Fund and the peer category for the one-, three-and five-year periods ended May 31, 2019.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the Sub-Advisory Agreement. The Board was previously apprised that VALIC generally reviews a number of factors in determining appropriate sub-advisory fee levels. Such factors may include a review of (1) style class peers primarily within the variable annuity and qualified plan universe; (2) key competitor analysis; (3) analysis of the strategies managed by the sub-adviser; (4) product suitability; and (5) special considerations such as competitor sub-account characteristics, uniqueness of the product and prestige of the manager.

The Board considered that the sub-advisory fee payable by VALIC with respect to the Fund would be reduced as a result of the replacement of Barrow with Wellington Management. The Board also noted that VALIC would waive a portion of its management fee if the Sub-Advisory Agreement is approved. The Board, therefore, reviewed information provided by VALIC with respect to the expected impact on its profitability if Wellington Management is retained as the Fund’s sub-adviser. In reviewing the expected impact on VALIC’s profitability, the Board noted that the contractual expense limitation between VALIC and the Fund would not be extended if the Sub-Advisory Agreement were approved, but that reimbursements thereunder would not be expected to continue due to the increased management fee waiver. The Board also considered that the sub-advisory fee rate was negotiated with Wellington Management at arm’s length. In considering the anticipated profitability to Wellington Management in connection with its relationship to the Fund, the Directors noted that the fees under the Sub-Advisory Agreement will be paid by VALIC out of the advisory fees that VALIC will receive from the Fund.

In light of all the factors considered, the Directors determined that the anticipated profitability to VALIC was reasonable. The Board also concluded that the anticipated profitability of Wellington Management from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to Wellington Management’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Wellington Management’s management of the Fund are not a material factor to the approval of the Sub-Advisory Agreement, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the Sub-Advisory Agreement including the duties and responsibilities to be undertaken. The Board noted that the Sub-Advisory Agreement contains several material changes to the current sub-advisory agreement between VALIC and Barrow, including, but not limited to, (i) the name of the sub-adviser; (ii) the effective date of the agreement; (iii) the elimination of a provision requiring the sub-adviser to assist the Fund and its agents with respect to the valuation of Fund assets; (iv) the elimination of a provision expressly authorizing the sub-adviser to direct the Fund’s custodian to open and maintain brokerage accounts for securities and other property for and in the name of the Fund; (v) the elimination of a provision expressly authorizing the sub-adviser to instruct the custodian to pay for and deliver securities and other property; (vi) express terms relating to VALIC’s voting of proxies; (vii) the elimination of a provision requiring VALIC to perform quarterly and annual tax compliance tests and to furnish reports of such tests to the sub-adviser; (viii) terms relating to the indemnity arrangements between VALIC and the sub-adviser; and (ix) governing law. The Board concluded that the terms of the Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that Wellington Management possesses the capability and resources to perform the duties required of it under the Sub-Advisory Agreement.

Information about Wellington Management

Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years. Wellington Management is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of June 30, 2019, Wellington Management and its investment advisory affiliates had investment management authority with respect to approximately $1 trillion in assets. Wellington Management is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Wellington Management or its affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Director of VC I are officers, employees, directors or shareholders of Wellington Management.

The following chart lists the principal executive officers of Wellington Management and their principal occupations. The business address of each officer is 280 Congress Street, Boston, Massachusetts 02210.

Name	Position with Wellington Management and Principal Occupation
Brendan J. Swords	Chief Executive Officer
Edward J. Steinborn	Chief Financial Officer
John D. Norberg	Chief Compliance Officer
Gregory S. Konzal	Chief Legal Officer

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the fiscal year ended May 31, 2019, pursuant to the Administrative Services Agreement and MTA, the Fund paid $37,520 and $1,457 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect wholly-owned subsidiary of AIG. VALIC is also an indirect, wholly-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the Sub-Advisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay brokerage commissions to affiliated broker-dealers for the fiscal year ended May 31, 2019.

ANNUAL & SEMI-ANNUAL REPORTS

Copies of the most recent annual and semi-annual reports to shareholders may be obtained without charge if you:

•	write to:

  Kathleen D. Fuentes, Secretary

  VALIC Company I

  Harborside 5

  185 Hudson Street

  Suite 3300

  Jersey City, New Jersey 07311

•	call (800) 448-2542

•	visit VALIC’s website at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Vice President and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 3,485,372 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC

I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 29th day of August, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and WELLINGTON MANAGEMENT COMPANY, LLP, hereinafter referred to as the “SUB-ADVISER.”

VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)

VALIC is engaged as the investment adviser of North American Funds Variable Product Series I (“NAF Variable”) pursuant to an Investment Advisory Agreement between VALIC and NAF Variable, a Maryland corporation. NAF Variable is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	The FUND currently consists of twenty-one portfolios (“Funds”):

North American - AG Asset Allocation Fund

North American - AG Capital Conservation Fund

North American - AG Government Securities Fund

North American - AG Growth & Income Fund

North American - AG International Equities Fund

North American - AG International Government Bond Fund

North American - AG Large Cap Growth Fund

North American - AG MidCap Index Fund

North American - AG 1 Money Market Fund

North American - AG Nasdaq-100(R) Index Fund

North American - AG Small Cap Index Fund

North American - AG Social Awareness Fund

North American - AG Stock Index Fund

North American - American Century Income & Growth Fund

North American - American Century International Growth Fund

North American Core Equity Fund

North American - Founders/T. Rowe Price Small Cap Fund

North American - Putnam Opportunities Fund

North American - T. Rowe Price Blue Chip Growth Fund

North American - T. Rowe Price Health Sciences Fund

North American - T. Rowe Price Science & Technology Fund

In accordance with NAF Variable’s Articles of Incorporation (the “Articles”), new Funds may be added to NAF Variable upon approval of NAF Variable’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.	SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and NAF Variable’s Board of Directors and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), NAF Variable’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by NAF Variable’s Board of Directors shall:

(a)

manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the most favorable overall price and execution. Subject to approval by NAF Variable’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and NAF Variable’s Board of Directors regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and NAF Variable promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and NAF Variable in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish NAF Variable’s Board of Directors such periodic and special reports as VALIC and NAF Variable’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Directors of NAF Variable has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

The SUB-ADVISER will not hold money or investments on behalf of NAF Variable. The money and investments will be held by the Custodian of NAF Variable. The SUB-ADVISER will arrange for the transmission to the Custodian for NAF Variable, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s).

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or NAF Variable other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

2.	COMPENSATION OF THE SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of NAF Variable. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in NAF Variable’s Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of NAF Variable.

3.	SCOPE OF THE SUB-ADVISER’S ACTIVITIES

The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Fund(s).

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, NAF Variable, or to any shareholder in NAF Variable, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

4.	REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and NAF Variable with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC and NAF Variable with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.	TERM OF AGREEMENT

This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of NAF Variable’s directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of NAF Variable’s Board of Directors or a majority of that Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and NAF Variable as it relates to any Covered Fund(s); provided that the termination of an Interim Investment Advisory Agreement between NAF Variable and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of NAF Variable’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	OTHER MATTERS

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or NAF Variable with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for NAF Variable are NAF Variable’s property. The SUB-ADVISER also agrees upon request of VALIC or NAF Variable, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of NAF Variable’s Prospectus, Statement of Additional Information, Articles and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of NAF Variable in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of NAF Variable or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and NAF Variable as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates. The provisions of this paragraph shall survive the termination of this Agreement.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to NAF Variable to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

7.	APPLICABILITY OF FEDERAL SECURITIES LAWS

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	AMENDMENT AND WAIVER

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	NOTICES

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:

Attn: Nori L. Gabert, Esq.

2929 Allen Parkway

Houston, Texas 77019

Tel: (713) 831-5165

Fax: (713) 831-2258

If to SUB-ADVISER:

John Bruno

Wellington Management Company, LLP

75 State Street

Boston, Massachusetts 02109

Tel: (617) 790-7262

Fax: (617) 204-7262

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: /s/ Mary Cavanaugh

Name: Mary Cavanaugh

Title: Senior Vice President

ATTEST:

/s/ Tom Thompson

WELLINGTON MANAGEMENT COMPANY, LLP

By: /s/ Jonathan M. Payson

Name: Jonathan M. Payson

Title: Senior Vice President

ATTEST:

/s/ John Bruno

John Bruno

Vice President

SCHEDULE A

(Effective August 29, 2001)

Annual fee computed at the following annual rate, based on average daily net asset value for each month and payable monthly:

Covered Fund	Fee

North American Core Equity Fund	0.325% of the first $50 million 0.250% of the next $450 million 0.200% of the next $1 billion 0.180% on the excess over $1.5 billion

AMENDMENT NO. 6

TO

INVESTMENT SUB-ADVISORY AGREEMENT

This AMENDMENT NO. 6 TO INVESTMENT SUB-ADVISORY AGREEMENT is dated as of October 1, 2019, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas Corporation (the “VALIC”), and WELLINGTON MANAGEMENT COMPANY LLP (the ”Sub-Adviser”).

RECITALS

WHEREAS, VALIC and VALIC Company I (“VC I”) entered into an Investment Advisory Agreement dated January 1, 2002, with respect to the Covered Funds reflected in Schedule A; and

WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated August 29, 2001 (the “Agreement”), as amended on January 1, 2002, April 23, 2003, January 29, 2007, October 31, 2007, and March 14, 2011, with respect to the Covered Funds; and

WHEREAS, pursuant to Section 5 of the Agreement which provides for an initial term of two years from the date of this Amendment, with respect to the Systematic Value Fund; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

1.	Section 9. Notices is hereby amended as follows:

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to Sub-Adviser at the address of each set forth below:

If to VALIC:

The Variable Annuity Life Insurance Company

2919 Allen Parkway

Houston, Texas 77019

Attn: Thomas M. Ward, Vice President – Investments

tom.ward@aig.com

With a copy to:

SunAmerica Asset Management, LLC

Harborside 5

185 Hudson Street, Suite 3300

Jersey City, NJ 07311

Attn: General Counsel

If to Sub-Adviser:

Wellington Management Company LLP

280 Congress Street

Boston, Massachusetts 02210

Attn: Legal and Compliance

Fax No.: 617-790-7760

1

2.

Schedule A Amendment. Schedule A to the Agreement is hereby amended to reflect that the Sub-Adviser will manage the assets of the Systematic Value Fund and shall be compensated on those assets managed, in accordance with Section 2 of the Agreement, at the fee rate reflected in Schedule A attached hereto.

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

5.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 as of the date first above written.

THE VARIABLE ANNUITY LIFE	WELLINGTON MANAGEMENT
INSURANCE COMPANY	COMPANY LLP

By: /s/ Thomas M. Ward	By: /s/ Scott Lopez

Name: Thomas M. Ward	Name: Scott Lopez
Title: Vice President

SCHEDULE A

Effective October 1, 2019

SUBADVISER shall manage all or a portion of the assets of the following Covered Fund(s) and shall be compensated on that portion managed, as follows:

Covered Funds	Fee

Science & Technology Fund	0.55% of the first $100 million
0.50% of the next $300 million
0.45% on the excess over $400 million

Value Fund	0.40% on the first $250 million
0.35% on the next $250 million
0.30% on the excess over $500 million

Systematic Value Fund	0.12% on the first $100 million
0.10% on the excess over $100 million

VALIC COMPANY I

2929 Allen Parkway

Houston, Texas 77019

Systematic Value Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this

Notice is available at

https://www.valic.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding a change to the Fund’s sub-advisory arrangements is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at an in-person meeting held on July 9, 2019, the Board of Directors (the “Board”) of VC I, including a majority of the directors who are not “interested persons” of VC I, as defined in the Investment Company Act of 1940, as amended (the “Independent Directors”), approved an Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) between The Variable Annuity Life Insurance Company (“VALIC”) and Wellington Management Company LLP (“Wellington Management”) with respect to the Fund. In connection with the appointment of Wellington Management, the Board authorized the termination of the Investment Sub-Advisory Agreement between VALIC and the Fund’s previous sub-adviser, Barrow, Hanley, Mewhinney & Strauss, LLC, upon the effective date of the Sub-Advisory Agreement.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows VALIC, subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about December 23, 2019, to all participants in a contract or plan who were invested in the Fund as of the close of business on September 30, 2019. A copy of the Information Statement will remain on our website until at least December 23, 2020, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, TX 79105-5648 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until December 23, 2020. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.